As filed with the Securities and Exchange Commission on May 20, 2005, Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIRIUS SATELLITE RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-170027 (IRS Employer Identification No.)

1221 Avenue of the Americas, 36th Floor

New York, New York 10020

(212) 584-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SIRIUS SATELLITE RADIO INC. 401(k) SAVINGS PLAN

(Full title of the Plan)

Patrick L. Donnelly

Executive Vice President, General Counsel and Secretary

Sirius Satellite Radio Inc.

1221 Avenue of the Americas

36th Floor

New York, New York 10020

(212) 584-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary L. Sellers Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.001 per share	500,000	$5.30	$2,650,000	$311.91

(1)

This amount represents a 500,000 share increase in the number of shares of common stock authorized for issuance under the Sirius Satellite Radio Inc. 401(k) Savings Plan. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any shares of common stock that may be issuable pursuant to the anti-dilution provisions of the employee benefit plan described herein. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices for shares of the common stock on May 13, 2005, as reported in the NASDAQ National Market.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Sirius Satellite Radio Inc., a Delaware corporation (the “Company”), with respect to an additional 500,000 shares of the Company’s common stock, par value of $0.001 per share and an indeterminate number of plan interests, issuable under the Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”), and consists of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1.	The Company's Annual Report on Form 10-K for the year ended December 31, 2004;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

3.	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2003;

4.	The Company Current Reports on Form 8-K dated January 18, 2005, January 26, 2005 and April 28, 2005;

5.	The Company’s Registration Statement on Form S-8 (File No. 333-119479) dated October 1, 2004;

6.	The Company’s Registration Statement on Form S-8 (File No. 333-111221) dated December 16, 2003;

7.	The Company’s Registration Statement on Form S-8 (File No. 333-106020) dated June 11, 2003;

8.	The Company’s Registration Statement on Form S-8 (File No. 333-101515) dated November 27, 2002;

9.	The Company’s Registration Statement on Form S-8 (File No. 333-100083) dated September 25, 2002;

10.	The Company's Registration Statement on Form S-8 (File No. 333-81914) dated February 1, 2002;

11.	The Company's Registration Statement on Form S-8 (File No. 333-74752) dated December 7, 2001;

12.	The Company's Registration Statement on Form S-8 (File No. 333-62818) dated June 12, 2001;

13.	The Company's Registration Statement on Form S-8 (File No. 333-47954) dated October 13, 2000;

14.	The Company's Registration Statement on Form S-8 (File No. 333-65473) dated October 8, 1998; and

15.	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel

Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Company and participates in the Plan and other benefit plans established by the Company.

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein), the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, the balance sheet of Satellite CD Radio, Inc. as of December 31, 2004 included therein, and the financial statements of Sirius Satellite Radio 401(k) Savings Plan appearing in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2003 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, management’s assessment, balance sheet and financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 8.	Exhibits

5.1	Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company.

23.1	Consent of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Notice regarding Consent of Arthur Andersen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2005.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ Mel Karmazin Mel Karmazin	Chief Executive Officer (Principal Executive Officer) and Director	May 20, 2005
/s/ David J. Frear David J. Frear	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2005
/s/ Edward Weber, Jr. Edward Weber, Jr.	Vice President and Controller (Principal Accounting Officer)	May 20, 2005
/s/ Joseph P. Clayton Joseph P. Clayton	Chairman of the Board of Directors	May 20, 2005
/s/ Leon D. Black Leon D. Black	Director	May 20, 2005
/s/ Lawrence F. Gilberti Lawrence F. Gilberti	Director	May 20, 2005
/s/ James P. Holden James P. Holden	Director	May 20, 2005

Signatures	Title	Date
/s/ Warren N. Lieberfarb Warren N. Lieberfarb	Director	May 20, 2005
/s/ Michael J. McGuiness Michael J. McGuiness	Director	May 20, 2005
/s/ James F. Mooney James F. Mooney	Director	May 20, 2005

INDEX TO EXHIBITS

Exhibit No.
5.1	Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company.

23.1	Consent of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Notice regarding Consent of Arthur Andersen LLP.